Exhibit 99.1

Investor Contact: Cinda Bowling Vice President –Investor Relations Cinda.Bowling@mrcpvf.com (304) 348-5877
Press Release
FOR IMMEDIATE RELEASE
August 10, 2011
MCJUNKIN RED MAN CORPORATION ANNOUNCES EXPIRATION OF EXCHANGE
OFFER FOR ITS 9.50% SENIOR SECURED NOTES DUE 2016
Houston, Texas – McJunkin Red Man Corporation (MRC) today announced the expiration of its offer to exchange up to $1.05 billion of its outstanding 9.50% Senior Secured Notes due 2016 for up to $1.05 billion of its new 9.50% Senior Secured Notes due 2016 that have been registered under the Securities Act of 1933, as amended.
The exchange offer expired at midnight, New York City time on August 9, 2011. As of that time, $1,049,850,000 in principal amount of the 9.50% Senior Secured Notes due 2016 has been tendered in the exchange offer. MRC will issue certificates for the registered 9.50% Senior Secured Notes due 2016 as soon as practicable.
Requests for a prospectus and a letter of transmittal in connection with the exchange offer for the 9.50% Senior Secured Notes due 2016 should be directed to the exchange agent, U.S. Bank National Association at (800) 934-6802. This news release does not constitute an offer to sell or the solicitation of an offer to buy securities. The exchange offer is being made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.
About McJunkin Red Man Corporation
Headquartered in Houston, Texas, MRC is the largest global distributor of PVF and related products and services to the energy and industrial sectors, based on sales, and supplies these products and services across each of the upstream, midstream and downstream markets. More information about MRC can be found on our website at www.mrcpvf.com.
This announcement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, for example, statements about the Company’s business strategy, it industry, its future profitability, growth in the Company’s various markets and the Company’s expectations, beliefs, plans, strategies, objectives, prospectus and

Investor Contact: Cinda Bowling Vice President —Investor Relations Cinda.Bowling@mrcpvf.com (304) 348-5877 assumptions. These forward-looking statements are not guarantees of future performance. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. For a discussion of key risk factors, please see the risk factors disclosed in the prospectus.
Undue reliance should not be placed on the Company’s forward-looking statements. Although forward-looking statements reflect the Company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.
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